UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2015

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Bryant Park, 30th Floor, New York, New York 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The annual meeting of the stockholders (the “Annual Meeting”) of Sequential Brands Group, Inc. (the “Company”) was held on May 27, 2015. There were 39,651,849 shares of common stock entitled to be voted, and 31,576,652 shares present in person or represented by proxy at the Annual Meeting. Four items of business were acted upon by stockholders at the Annual Meeting: (1) election of two Class I members of the board of directors for a three-year term, (2) ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015, (3) approval, on an advisory basis, of the compensation of the Company’s named executive officers and (4) approval of the Executive Incentive Bonus Plan.

(b) The stockholders (i) elected each of the two Class I nominees to the Company’s board of directors for a three-year term, (ii) ratified the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, (iii) approved, on an advisory basis, compensation of the Company’s named executive officers, and (iv) approved the Executive Incentive Bonus Plan.

The voting results were as follows:

Proposal 1 - Election of Two Class I Directors

	Number of	Number of		Broker
Names	Votes For	Votes Against	Abstentions	Non-Votes
Yehuda Shmidman	25,330,927	4,493,782	-0-	1,751,943

William Sweedler	24,814,781	5,009,927	1	1,751,943

Proposal 2 - To Ratify the Selection of CohnReznick LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2015

For	31,566,185
Against	4,930
Abstentions	5,537
Broker Non-Votes	-0-

Proposal 3 - To Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers

For	24,344,577
Against	5,474,169
Abstentions	5,963
Broker Non-Votes	1,751,943

Proposal 4 - To Approve the Executive Incentive Bonus Plan

For	29,782,880
Against	36,078
Abstentions	5,751
Broker Non-Votes	1,751,943

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

	By:	/s/ YEHUDA SHMIDMAN
Name: Yehuda Shmidman
Title: Chief Executive Officer

Date: May 27, 2015

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